EXHIBIT 99.11

                        CONSENT OF INDEPENDENT AUDITORS





The Trustees
Keystone Government Securities Fund
(Formerly Keystone America Government Securities Fund)


         We consent to the use of our report dated September 1, 1995, included herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "ADDITIONAL INFORMATION" in the statement of additional information.




                                                      /s/ KPMG Peat Marwick LLP
                                                      KPMG Peat Marwick LLP


Boston, Massachusetts
September 28, 1995